Exhibit 3(b)
BY-LAWS
OF
FIDELITY SOUTHERN CORPORATION
As Amended and Restated October 18, 2007
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office shall be in the State of Georgia.
     Section 2. Other Offices. The corporation may have offices at such places both within and without the State of Georgia as the Board of Directors may from time to time determine due to requirements of the business of the Corporation.
ARTICLE II
SHAREHOLDERS
     Section 1. Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 A.M. on the fourth Tuesday in April of each year, or, if such date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.
     Section 2. Special Meeting: Call and Notice of Meetings. Special meeting of the shareholders may be called at any time by the Board of Directors, the President, or upon written request of the holders of at least twenty-five (25%) per cent of the outstanding common stock. Such meetings shall be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof. Written notice of each meeting of shareholders, stating the time and place of the meeting, and the purpose of any special meeting, shall be mailed to each shareholder entitled to vote at or to notice of such meeting at his address shown on the books of the Corporation not less than ten (10) nor more than seventy (70) days prior to such meeting unless such shareholder waives notice of the meeting. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any meeting and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of a meeting at which a plan of merger or consolidation is considered, information as required by the Georgia Business Corporation Code must be delivered to the shareholder prior to his execution of the waiver of notice or the waiver itself must conspicuously and specifically waive the right to such information.

     Notice of any meeting may be given by the President, the Secretary or by the person or persons calling such meeting. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting.
     Section 3. Quorum; Required Shareholder Vote. A quorum for the transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote and the subject matter shall be the act of the shareholders, unless a greater vote is required by law, by the Articles of Incorporation or by these By-Laws. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.
     Section 4. Proxies. A shareholder may vote either in person or by proxy which he has duly executed in writing. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.
     Section 5. Action of Shareholders Without Meeting. Any action required to be, or which may be, taken at a meeting of the shareholders, may be taken without a meeting if written consent; setting forth the actions so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof, except that, with respect to approval of a plan of merger or consolidation by written consent, information as required by the Georgia Business Corporation Code must be delivered to the shareholders prior to their execution of the consent or the consent must conspicuously and specifically waive the right to such information. Such consent shall have the same force and effect as a unanimous affirmative vote of the shareholders and shall be filed with the minutes of the proceedings of the shareholders.
     Section 6. Order of Business. At the annual meeting of shareholders the order of business shall be:
1.	Calling meeting to order.

2.	Proof of notice of meeting.

3.	Reading of minutes of last previous annual meeting.

4.	Reports of officers.

5.	Reports of committees.

6.	Election of directors.

7.	Miscellaneous business.
     Section 7. List of Shareholders. The corporation will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each. The officer who has charge of the stock transfer books of the corporation shall prepare and make, before every meeting of shareholders or any adjournment thereof, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series~ if any, of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. The list may be the corporation’s regular record of shareholders if it is arranged in alphabetical order or contains an alphabetical index.
ARTICLE III
DIRECTORS
     Section 1. Power of Directors. The Board of Directors shall manage the business of the Corporation and may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Articles of Incorporation or by these By-Laws.
     Section 2. Composition of the Board. The Board of Directors of the Corporation shall consist of not less than (3) or more than twenty-four (24) natural persons of the age of eighteen years of over, except that if all of the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of Directors may be less than three but not less than the number of shareholders. Directors need not be residents of the State of Georgia or shareholders of the Corporation. At each annual meeting the shareholders shall fix the number of Directors and elect the Directors, who shall serve until their successors are elected and qualified; provided that the shareholders may, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors, increase or reduce the number of Directors and add or remove Directors with or without cause at any time.
     The Board of Directors may, by its action, increase the number of Directors by two and elect Directors to fill those positions provided the number of Directors does not exceed the number permitted by these By-Laws.
     Section 3. Meetings of the Board; Notice of Meetings; Waiver of Notice. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the President or by any two Directors, and written notice of the time and place of such meetings shall be given to each Director by first class or air mail at least four (4) days before the meeting or by telephone, telegraph, cablegram or in person at least two (2) days before the meeting. Any Director may execute the waiver of notice, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting. Neither the business to be transacted at, nor the purpose of; any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia
     Section 4. Quorum; Vote Requirement. A majority of the Directors in office at any time shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the Directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these By-Laws.
     Section 5. Action of Board Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the Directors or committee members and filed with the Minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.
     Section 6. Committees. The Board of Directors, by resolution adopted by a majority of all of the Directors, may designate from among its members an Executive Committee, or other committees, each composed of two (2) or more Directors, which may exercise such authority as is delegated by the Board of Directors, provided that no committee shall have the authority of the Board of Directors in reference to (l) an amendment to the Articles of Incorporation or By-Laws of the Corporation, (2) the adoption of a plan of merger or consolidation, (3) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation, or (4) a voluntary dissolution of the Corporation or a revocation thereof.
     Section 7. Vacancies. A vacancy occurring in the Board of Directors by reason of removal of a Director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining Directors. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.
     Section 8. Telephone Conference Meetings. Unless the Articles of Incorporation otherwise provide, members of the Board of Directors, or any committee designed by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.
     Section 9. Voting Securities of Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation might have possessed and exercised if it had been present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE IV
OFFICERS
     Section 1. Executive Structure of the Corporation. The Officers of the Corporation shall consist of a President, a Secretary, a Treasurer and other officers or assistant officers, including Vice-Presidents, as may be elected by the Board of Directors. Each officer shall hold office for the term for which he has been elected or appointed and until his successor has been elected or appointed and has qualified, or until his earlier resignation, removal from office or death. Any two or more offices may be held by the same person, except that the same person shall not be both the President and Secretary.
     Section 2. President. The President shall be the chief executive officer of the Corporation and shall give general supervision and direction to the affairs of the corporation subject to the direction of the Board of Directors. He shall preside at all meetings of the shareholders.
     Section 3. Vice-President. The Vice-President shall act in the case of absence or disability of the President.
     Section 4. Secretary. The Secretary shall keep the Minutes of the proceedings of the shareholders and of the Board of Directors, and shall have custody of and attest the seal of the Corporation.
     Section 5. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.
     Section 6. Other Duties and Authority. Each officer, employee and agent of the corporation shall have such other duties and authority as may be conferred upon him by the Board of Directors or delegated to him by the President.
     Section 7. Removal of Officers. Any officer may be removed at any time by the Board of Directors, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.
     Section 8. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors or by any person designated by them. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V
STOCK
     Section 1. Shares of Stock. The shares of stock of the Corporation may be certificated or uncertificated, and may be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Georgia, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s articles of incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation. Every holder of fully-paid stock in the Corporation shall be entitled, upon request, to have a certificate in such form as the Board of Directors may from time to time prescribe. The certificates representing shares of stock of the Corporation shall be in such form as may be approved by the Board of Directors, which certificates representing shares shall be issued to the shareholder of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the shareholder, the number of shares represented, and the date of issue; and which shall be signed by the Chairman or President of the Corporation; and which shall be sealed with the seal of the Corporation.
     Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferred only on the books of the Corporation by the shareholder of record or his duly authorized attorney-in-fact, and with all taxes on the transfer having been paid, and if such shares are represented by a certificate, upon surrender to the Corporation of the certificate representing the shares accompanied by an assignment in writing, or for uncertificated shares, upon the presentation of proper evidence of authority to transfer by the record holder. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of shares represented by a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Canceled” and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken certificated or uncertificated shares (including any requirement of an indemnity bond prior to issuance of any replacement certificate or uncertificated shares in lieu of new certificates), as it deems appropriate. No certificate representing shares (or uncertificated shares in lieu of a certificate) shall be issued until the consideration for the shares represented thereby has been fully paid.
     Section 3. Registered Shareholders. The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.
     Section 4. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.
ARTICLE VI
DEPOSITORIES, SIGNATURES, SEAL, FISCAL YEAR
     Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.
     Section 2. Contracts and Deeds. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the President or by such other office, officers, agent or agents as the Board of Directors may from time to time by resolution provide.
     Section 3. Seal. The seal of the Corporation shall be as follows:
     If the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if had been affixed and attested manually.
     Section 4. Fiscal Year. The fiscal year of the corporation is the calendar year unless otherwise fixed by resolution of the Board of Directors.
ARTICLE VII
AMENDMENT OF BY-LAWS
     The Board of Directors shall have the power to alter, amend or repeal the By-Laws or adopt new by-laws, but any by-laws adopted by the Board of Directors may be altered, amended or repealed and new by-laws adopted by the shareholders. The shareholders may prescribe that any by-law or by-laws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the Directors with respect to the By-Laws shall be taken by an affirmative vote of a majority of all the Directors then in office. Action by the shareholders with respect to the By-Laws shall be taken by an affirmative vote of a majority of all shares outstanding and entitled to vote.

ARTICLE VIII
INDEMNIFICATION
     (a) The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     (b) The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     (c) To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     (d) Except as provided in paragraph (c) of this Article and except as may be ordered by a court, any indemnification under paragraphs (a) and (b) of the Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because be has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding or (2) such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, by the firm of independent legal counsel then employed by the Corporation in a written option, or (3) by the affirmative vote of a majority of the shares entitled to vote thereon.

     (e) Expenses incurred in defending a civil or criminal action, sit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf or the Director, Officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.
     (f) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights, in respect of indemnification of or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any resolution or agreement, either specifically or in general terms, approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such resolution or agreement would be placed before the Shareholders, both as to action by a Director, Officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, except that no such other rights in respect to indemnification or otherwise, may be provided or granted to a Director, Officer, employee or agent pursuant to this paragraph by the Corporation with respect to the liabilities described in O.C.G.A. § 14-2-171 (b) (3) (A) (i)-(iv).
     (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.
     (h) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or by an insurance carrier pursuant to insurance maintained by the corporation, the Corporation shall, not later than the next annual meeting of the Shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, send by delivery or first class mail, or such other means as is authorized by O.C.G.A. § 2-113, to its Shareholders of record at the same time entitled to vote for the election of Directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.
     (i) For purpose of paragraphs (a) and (b) of this Article, reference to “the Corporation” shall include, in addition to the surviving or new Corporation, any merging or consolidating Corporation (including any merging or consolidating Corporation of a merging or consolidating corporation) absorbed in a merge or consolidation with the Corporation so that any person who is or was a Director, Officer, employee or agent of such merging or consolidating

Corporation, or is or was serving at the request of such merging or consolidating Corporation as a Director, Officer, employee or agent of another corporation, partnership, venture, trust or other enterprise, shall stand in the same position under the provision of paragraphs (a) and (b) of this Article with respect to the Corporation as he would if he had served the Corporation in the same capacity provided, however, no indemnification under paragraphs (a) and (b) of this Article as permitted by this paragraph shall be mandatory under this paragraph without the approval of such indemnification by the Board of Directors or Shareholders of the Corporation in the manner provided in paragraph (d) of this Article.
     (j) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.